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                                                                    Exhibit 11.0

                             BTU INTERNATIONAL, INC.
                   CALCULATION OF NET INCOME PER COMMON SHARE
                  (Dollars in Thousands, except per share data)




                                                                          For the Year Ended December 31,
                                                               ----------------------------------------------------
                                                                    1998               1997                 1996
                                                               ---------            ---------             ---------
Net income                                                        $1,533               $1,250                $3,560

Net income applicable to
  common stockholders                                             $1,533               $1,250                $3,560
                                                               =========            =========             =========

Weighted average number of shares outstanding
   Basic Shares                                                7,068,432            7,290,548             7,303,936

   Effect of Dilutive Options                                     49,136               45,154                33,773
                                                               ---------            ---------             ---------

   Diluted Shares                                              7,117,568            7,335,702             7,337,709
                                                               =========            =========             =========

Earnings Per Share

   Basic                                                           $0.22                $0.17                 $0.49
                                                               ---------            ---------             ---------

   Diluted                                                         $0.22                $0.17                 $0.49
                                                               ---------            ---------             ---------



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